UNITED STATES
SECURITES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)         January 1, 2009

Multiband Corporation
(Exact name of registrant as specified in its chapter)

Minnesota	13529	41-1255001
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

9449 Science Center Drive
New Hope, Minnesota	55428
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code        763-504-3000

(Former name or former address, if changed since last report)

Item 1.01 Entry into a Material Definitive Agreement

On January 1, 2009, Multiband Corporation (Multiband) and DirecTECH Holding Company, Inc. (DTHC) and its various affiliates completed the initial closing to the Stock Purchase Agreement (SPA) executed by the parties on November 3, 2008. The SPA was amended on December 30, 2008 and that amendment is filed in its entirety as an Exhibit hereto. Please refer to the Exhibit for all the amendment terms.  Among other terms, the SPA was amended to adjust the overall Multiband purchase price from fifty million dollars plus assumption of DTHC bank debt to fifty-six million five hundred thousand dollars without assumption of bank debt.Inclusive in the overall purchase price is the six million one hundred thousand dollars of consideration previously issued by Multiband to purchase 51% of the stock of Michigan Microtech, Inc. in January, 2008. As stated in a prior filing on Form 8-K, the DTHC bank debt was completely paid off in December, 2008 and thus no bank debt existed as of the closing date.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Form 8-K report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    January 2, 2009
Multiband Corporation

By	James L. Mandel
James L. Mandel
Chief Executive Officer

Exhibit: First Amendment to Stock Purchase Agreement dated December 30, 2008.